                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Entrust Technologies Inc. on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Entrust Technologies Inc. for the year ended December 31, 1999, and of our report dated May 3, 2000, on the financial statements of CygnaCom Solutions, Inc. for the year ended December 31, 1999, appearing in Amendment No. 1 to Current Report on Form 8-K/A filed May 12, 2000.

/s/ Deloitte & Touche LLP

Dallas, Texas
May 17, 2000